UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   September 26, 2005

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

        On September 26, 2005, we sold 4,499,336 shares of our common stock, and warrants to purchase 719,894 shares of our common stock, in a private placement to King Pharmaceuticals, Inc. for a total purchase price of $10,000,000. No underwriting discounts or commissions were paid. The warrants are exercisable for a three-year period commencing September 26, 2005, at an exercise price of $2.22 per share. King purchased the stock and warrants pursuant to our Collaborative Development and Marketing Agreement with King dated August 12, 2004, and our Securities Purchase Agreement with King, dated August 18, 2004.

        We made the sale to King, an accredited investor, pursuant to Regulation D under the Securities Act of 1933. King represented to us that it was purchasing the securities for its own account for investment and not with a view toward resale or distribution to others. The certificates representing the shares of common stock and warrants bear restrictive legends.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: September 30, 2005	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer